EXHIBIT 10.21.2

                                               September 24, 1993


R. Van Mynen
P2-607

       Re:  Amendment of Severance Compensation Agreement

Dear Ron:

     Pursuant to paragraph 12 of Severance Compensation Agreement
("Agreement") between you and Union Carbide Corporation
("Corporation"), dated as of July 21, 1992, the Corporation and you now agree to amend the Agreement as follows:

     1. The Agreement is amended by adding the following sentence at the end of Paragraph 4:

          "Notwithstanding the foregoing, the Corporation may terminate this Agreement at any time by giving you at least five (5) days prior written notice, provided a change in control has not occurred as of the date notice of termination is given."

     This amendment to the Agreement shall be effective as of the date of this letter and as hereby amended the Agreement shall continue in full force and effect.

     If this letter sets forth our Agreement on the subject matter discussed above, kindly sign and return the enclosed copy to the Corporation. If you fail to sign and return this letter by September 30, 1993, this letter shall constitute notice pursuant to Paragraph 4 of the Agreement that the Corporation does not wish to extend the Agreement beyond January 1, 1994.

                                    Sincerely,

                                    UNION CARBIDE CORPORATION


                                    By:     M.A. Kessinger

                                    Title:  Vice President,
                                            Human Resources

Agreed and accepted this
28th day of September, 1993


R. Van Mynen